EXHIBIT 4

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                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                  as Depositor

                             BANK OF AMERICA, N.A.,
                                   as Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee

                                 AMENDMENT No. 1

                             Dated December 10, 2004

                                       To

                         POOLING AND SERVICING AGREEMENT
                               Dated June 28, 2004

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2004-6

 ------------------------------------------------------------------------------

            AMENDMENT No. 1, dated December 10, 2004, (the "Amendment"), to the Pooling and Servicing Agreement dated June 28, 2004 (the "Agreement") among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (the "Depositor"), BANK OF AMERICA, N.A., as servicer (the "Servicer") and WELLS FARGO BANK, N.A., as trustee (the "Trustee").

            WHEREAS, Section 11.01 of the Agreement provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, without the consent of any of the Certificateholders, to cure any ambiguity or mistake;

            WHEREAS, it was the intent of the Depositor or its agent to structure the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-7 Certificates as set forth in this Amendment instead of as Certificates that are pari passu as to Realized Losses after the applicable Senior Credit Support Depletion Date and such Certificates were in fact structured and marketed in accordance with the Depositor's (or its agent's) intent;

            WHEREAS, notwithstanding the Depositor's intent, the Agreement mistakenly provides for pari passu allocation of Realized Losses among such Classes;

            WHEREAS, the Depositor, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment to cure such mistake; and

            WHEREAS, notwithstanding that this Amendment may be entered into without the consent of any of the Certificateholders, the holder of 100% of the Class 2-A-7 Certificates has consented to this Amendment.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment to Section 1.01.

            (a) The following definitions are hereby amended to read in their entirety as follows:

            Class Certificate Balance: With respect to any Class (other than the Class A-PO and Class 30-IO Certificates) and any date of determination, and subject to Section 5.03(f), the Initial Class Certificate Balance of such Class (plus, in the case of the Class 1-A-3 and Class 1-A-9 Certificates, any Class 1-A-3 Accrual Distribution Amounts or Class 1-A-9 Accrual Distribution Amounts, as applicable, previously added thereto) minus the sum of (i) all distributions of principal made with respect thereto (including in the case of a Class of Class B Certificates, any principal otherwise payable to such Class of Class B Certificates used to pay any Class A-PO Deferred Amounts), (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) in the case of the Class 1-A-10 and Class 2-A-7 Certificates (and in the case of the Class 2-A-6 Certificates after the Class Certificate Balance of the Class 2-A-7 Certificates has been reduced to zero), any reduction allocated thereto pursuant to Section 5.03(e), and plus the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to
Section 5.03(b) and (ii) in the case of the Class 1-A-10 and Class 2-A-7 Certificates (and the Class 2-A-6 Certificates after the Class Certificate Balance of the Class 2-A-7 Certificates has been reduced to zero), any increases allocated thereto pursuant to Section 5.03(e). The Class 30-IO Certificates are Interest-Only Certificates and have no Class Certificate Balance. The Class Certificate Balance of the Class A-PO Certificates as of any date of determination shall equal the sum of the Component Balances of the Class A-PO Components.

            (b) The following definitions are hereby added to read in their entirety as follows:

            Class 2-A-2 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-2 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-4 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-4 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-5 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-5 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-6 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-6 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-7 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the lesser of
(a) the Class Certificate Balance of the Class 2-A-7 Certificates with respect to such Distribution Date prior to any reduction for the Class 2-A-7 Loss Allocation Amount and (b) the Group 2 Loss Amount with respect to such Distribution Date.

            Group 2 Loss Amount: The sum of the Class 2-A-1 Loss Amount, Class 2-A-2 Loss Amount, Class 2-A-3 Loss Amount, Class 2-A-4 Loss Amount, Class 2-A-5 Loss Amount and Class 2-A-6 Loss Amount.

            Section 2. Amendment of Section 5.03. Section 5.03(e) is hereby amended by replacing the last two paragraphs with the following:

            After the Senior Credit Support Depletion Date for Group 2 and prior to the date on which the Class Certificate Balance of the Class 2-A-7 Certificates has been reduced to zero, on any Distribution Date on which the Class 2-A-7 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-7 Certificates will be reduced by the Class 2-A-7 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates will not be reduced by their pro rata share of the Class 2-A-7 Loss Allocation Amount (based on their respective portions of the Group 2 Loss Amount). Notwithstanding the foregoing, on any Distribution Date in which the Group 2 Loss Amount exceeds the Class Certificate Balance of the Class 2-A-7 Certificates prior to any reduction for the Class 2-A-7 Loss Allocation Amount, such excess will be allocated, pro rata, based on their respective portions of the Group 2 Loss Amount, in reduction of the Class Certificate Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates. After the Senior Credit Support Depletion Date for Group 2 and after the Class Certificate Balance of the Class 2-A-7 Certificates has been reduced to zero, on any Distribution Date on which the Class 2-A-6 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-6 Certificates will be reduced by the Class 2-A-6 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 2-A-1 Certificates will not be reduced by the Class 2-A-6 Loss Allocation Amount.

            Any increase in the Class Certificate Balance allocated to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates pursuant to Section 5.03(b) will instead increase the Class Certificate Balance of the Class 2-A-7 Certificates. After the Class Certificate Balance of the Class 2-A-7 Certificates has been decreased to zero, any increase in the Class Certificate Balance allocated to the Class 2-A-1 Certificates pursuant to Section 5.03(b) will instead increase the Class Certificate Balance of the Class 2-A-6 Certificates.

            Section 3. Amendment to Exhibits. The Agreement is hereby amended by deleting Exhibits A-2-A-6 and A-2-A-7 of the Agreement in their entirety and replacing them with the exhibits attached hereto as Exhibits 1 and 2.

            Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 5. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                        as Depositor

                                    By:
                                        --------------------------------
                                        Name:  Judy Lowman
                                        Title: Vice President

                                    BANK OF AMERICA, N.A.,
                                        as Servicer

                                    By:
                                        --------------------------------
                                        Name:  Stephen A. Cummings
                                        Title: Senior Vice President

                                    WELLS FARGO BANK, N. A.,
                                        as Trustee

                                    By:
                                        --------------------------------
                                        Name:  Christopher Regnier
                                        Title: Vice President

STATE OF GEORGIA        )
                        )     ss.:
COUNTY OF               )

            On this ___th day of December, 2004, before me, a notary public in and for the State of Georgia, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Banc of America Mortgage Securities, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                                              -------------------------
                                                    Notary Public

[NOTARIAL SEAL]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the ___th day of December, 2004, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                            -----------------------------
                                                    Notary Public

[NOTARIAL SEAL]

My commission expires ____________.

STATE OF MARYLAND       )
                        )     ss.:
COUNTY OF HOWARD        )
                        )

            On the ___th day of December, 2004, before me, a notary public in and for the State of Maryland, personally appeared Christopher Regnier, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                       ---------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

My commission expires ____________.

                                                                       EXHIBIT 1

                                 EXHIBIT A-2-A-6

                    [FORM OF FACE OF CLASS 2-A-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2004-6
                                   Class 2-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 2 AND AFTER THE CLASS 2-A-7 CERTIFICATE BALANCE HAS BEEN REDUCED TO ZERO, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 2-A-1 CERTIFICATES WILL BE BORNE BY THE CLASS 2-A-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  BANC OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2004-6
                                   Class 2-A-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 June 1, 2004

First Distribution Date:      July 26, 2004

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,235,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949A KF 6

ISIN No.:                     US05949AKF65

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 28, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    * * *

                                                                       EXHIBIT 2

                                 EXHIBIT A-2-A-7

                    [FORM OF FACE OF CLASS 2-A-7 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2004-6
                                   Class 2-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 2, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 2-A-1, CLASS 2-A-2, CLASS 2-A-3, CLASS 2-A-4, CLASS 2-A-5 AND CLASS 2-A-6 CERTIFICATES WILL BE BORNE BY THE CLASS 2-A-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  BANC OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2004-6
                                   Class 2-A-7

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 June 1, 2004

First Distribution Date:      July 26, 2004

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,942,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949A KG 4

ISIN No.:                     US05949AKG49

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 28, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    * * *